UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2013

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

888 Seventh Avenue, New York, New York		10106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The 2013 Annual Meeting of Stockholders (the "Annual Meeting") of Loral Space & Communications Inc. (the "Company") has been scheduled for December 9, 2013, with a record date of October 28, 2013.

Any stockholder who intends to present a proposal at the Annual Meeting must deliver the proposal to our Corporate Secretary not later than October 28, 2013 at our principal executive offices, located at Loral Space & Communications Inc., 888 Seventh Avenue, New York, New York 10106. If the proposal is submitted for inclusion in our proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the notice and the proposal must satisfy the requirements specified in Rule 14a-8. If the proposal is submitted pursuant to our Bylaws and is not submitted pursuant to Rule 14a-8 (including nominations for director), the written notice must satisfy the requirements specified in our Bylaws, a copy of which will be sent to any stockholder upon written request to the Corporate Secretary.

The Company will be filing a notice and proxy statement regarding the Annual Meeting with the Securities and Exchange Commission (the "SEC") and will mail the notice and proxy statement and other relevant materials to stockholders. Stockholders are urged to read these materials when they become available. Stockholders may also obtain a free copy of the proxy statement and other documents filed with the SEC at our website, www.loral.com, or the SEC’s website, www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

October 18, 2013	By:	Avi Katz

Name: Avi Katz
Title: President, General Counsel and Secretary